UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2010

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Vulcan Agreement

On October 21, 2010, Omeros Corporation (“Omeros”), Vulcan Inc. and Cougar Investment Holdings LLC, an affiliate of Vulcan Inc. (“Vulcan Sub” and, together with Vulcan Inc., “Vulcan”), entered into a Platform Development Funding Agreement (the “Vulcan Agreement”). Pursuant to the Vulcan Agreement, Vulcan Sub paid Omeros $20 million and Omeros has agreed to pay Vulcan Sub tiered percentages of the net proceeds derived from Omeros’ G protein-coupled receptor program (the “GPCR Program”).

Also on October 21, 2010, Omeros and the Life Sciences Discovery Fund Authority, a granting agency of the State of Washington (“LSDF”), entered into the LSDF Agreement pursuant to which LSDF made a grant award to Omeros of $5 million that will be paid against expenses incurred by Omeros related to the GPCR Program. Pursuant to the LSDF Agreement, Omeros has agreed to pay LSDF tiered percentages of the net proceeds derived from the GPCR Program. The LSDF Agreement is described in additional detail below under the heading “LSDF Agreement.”

The percentage rates payable to Vulcan Sub and LSDF decrease as the cumulative net proceeds reach specified thresholds, and the blended percentage rate payable to Vulcan Sub and LSDF in the aggregate is in the mid-teens with respect to the first approximately $1.5 billion of cumulative net proceeds received by Omeros from its GPCR Program. After Omeros has received approximately $1.5 billion of cumulative net proceeds, the percentage rate payable to Vulcan Sub and LSDF in the aggregate decreases to one percent. Pursuant to the Vulcan Agreement, at its option, Omeros may pay a portion of Vulcan Sub’s share of the one percent of net proceeds to a life sciences initiative to be established pursuant to LSDF Agreement (“LSI”). The LSI will be a non-profit, tax-exempt organization with a mission to advance life sciences in the State of Washington.

For the purposes of the agreements described in this Current Report, net proceeds from the GPCR Program consist of (1) all consideration received by Omeros in any form relating directly to the GPCR Program, such as from license fees, milestone fees, royalties, product sales, partnerships and a transfer of the GPCR Program to a third party, subject to exceptions specified in such agreements, less (2) all expenses and expenditures in excess of $25 million incurred by Omeros in connection with the GPCR Program such as for research and development, related overhead, milestone and royalty payments, legal expenses, cost of goods sold and product sales deductions. Any consideration received by Omeros (a) from government entities (subject to specified exceptions), (b) from third parties that have designated such consideration for the purpose of funding research and development expenses and related overhead or (c) in the form of grants, as well as any expenses or expenditures incurred by Omeros that are paid for with such consideration, are excluded for purposes of determining net proceeds.

Pursuant to the Vulcan Agreement, Omeros has agreed to purchase from Patobios Limited within 75 days intellectual property assets related to an assay technology for use in the GPCR Program for consideration consisting of $7.8 million Canadian dollars (“CAD”) in cash and $3.0 million CAD of Omeros common stock. Omeros expects to complete the acquisition of these assets in 2010.

The Vulcan Agreement contains customary covenants for agreements of this type, including an agreement by Omeros not to grant any liens on intellectual property related to the GPCR Program and the grant by Omeros of a security interest in its personal property related to the GPCR Program, which security interest shall be junior to any existing or future security interests granted in connection with a financing transaction and which shall be released automatically after Vulcan receives $25 million from Omeros.

In addition, Omeros may dispose of all or substantially all of the assets related to the GPCR Program without the consent of Vulcan. If Vulcan has not received at least $60 million in payments under the Vulcan Agreement prior to such disposition, Vulcan may, at its option, (a) require Omeros to assign the Vulcan Agreement to the purchaser of the assets and cause such purchaser to agree to assume the obligations thereunder (in which case the consideration received by Omeros in connection with such transaction would be excluded for the purpose of calculating net proceeds) or (b) not require such assignment (in which case the consideration received by Omeros in connection with such transaction would be included for the purpose of calculating net proceeds). If the Vulcan Sub has received at least $60 million in payments under the Vulcan Agreement prior to such disposition, Omeros may dispose of all or substantially all of the assets related to the GPCR Program without requiring the purchaser to assume Omeros’ obligations under the Vulcan Agreement (in which case the consideration received by Omeros in connection with such transaction would be included for the purpose of calculating net proceeds). Further, Omeros may enter into a change in control transaction without obtaining the consent of Vulcan if the Vulcan Agreement is assigned to the counterparty to such transaction and such counterparty assumes Omeros’ obligations thereunder. The consideration received by Omeros or its shareholders in connection with any such transaction will be excluded from the calculation of net proceeds pursuant to the Vulcan Agreement. Vulcan may assign its rights under the Vulcan Agreement to any person that is not an Omeros competitor.

The Vulcan Agreement also contains customary events of default, including an event of default tied to the acceleration of a material amount of secured indebtedness of Omeros, and in connection with an event of default, Vulcan may exercise any rights to which it is entitled under the Washington Uniform Commercial Code.

        The term of the Vulcan Agreement is 35 years, provided that the term will automatically extend until the cumulative net proceeds received by Omeros from the GPCR Program are approximately $1.5 billion.

On October 25, 2010, Omeros issued a press release announcing the entry into the GPCR Funding Agreements, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

LSDF Agreement

Also on October 21, 2010, Omeros and LSDF entered into a Grant Award Agreement (the “LSDF Agreement,” and together with the Vulcan Agreement, the “GPCR Funding Agreements”) pursuant to which LSDF made a grant award to Omeros of $5 million that will be paid against expenses incurred by Omeros related to the GPCR Program. In exchange for these payments, Omeros has agreed to pay to LSDF a portion of net proceeds that it receives from the GPCR Program as described above. Under the LSDF Agreement, after LSDF receives $25 million from Omeros, any remaining amounts that would be payable by Omeros to LSDF pursuant to the agreement will instead be paid to LSI. If for any reason LSDF does not provide the full $5 million to Omeros, LSDF’s percentage share of net proceeds will be reduced in proportion to the amount it actually pays to Omeros. Omeros’ obligations with respect to LSI are limited to creating LSI’s charter documents, incorporating LSI, selecting directors and applying for tax exempt status, all in consultation with LSDF. Omeros has no other obligations, funding or otherwise, to LSI.

The LSDF Agreement also contains customary covenants and events of default. Upon the occurrence of an event of default, LSDF may, among other things, stop providing any additional funding to Omeros and require that all payments that were directed to LSI be instead paid to LSDF. The term of the LSDF Agreement expires on the six-month anniversary following the last date that Omeros delivers a report related to its incurrence of grant-funded expenses described in the LSDF Agreement, provided that certain obligations will survive the expiration of the term. The term of Omeros’ payment obligations under the LSDF Agreement is the same as that under the Vulcan Agreement.

In addition, Omeros may dispose of all or substantially all of the assets related to the GPCR Program without LSDF’s prior consent if Omeros, at Omeros’ option (a) assigns the LSDF Agreement to the purchaser and causes such purchaser to agree to assume the obligations thereunder (in which case the consideration received by Omeros in connection with such transaction would be excluded for the purpose of calculating net proceeds) or (b) not make such assignment (in which case the consideration received by Omeros in connection with such transaction would be included for the purpose of calculating net proceeds). Further, Omeros may enter into a change in control transaction without obtaining the consent of LSDF if the LSDF Agreement is assigned to the counterparty to such transaction and such counterparty assumes Omeros’ obligations thereunder. The consideration received by Omeros or its shareholders in connection with any such transaction will be excluded from the calculation of net proceeds pursuant to the LSDF Agreement. LSDF may assign its rights under the LSDF Agreement to any person that is not an Omeros competitor.

In addition, pursuant to the GPCR Funding Agreements, Omeros has agreed (1) to use its commercially reasonable efforts to screen a majority of the currently known human Class A orphan GPCRs within the next 19 months, subject to possible extensions and (2) to commence a medicinal chemistry effort focused on developing a product candidate with respect to one orphan GPCR for which compounds were identified using the GPCR assay technology.

The foregoing descriptions of the GPCR Funding Agreements are only summaries of their material terms and do not purport to be complete.

Oxford Agreement

On October 21, 2010, Omeros and Oxford Finance Corporation (“Oxford”) entered into a Loan and Security Agreement (the “Oxford Loan Agreement”) pursuant to which Oxford has agreed to lend Omeros up to $20 million in two tranches of $10 million each. Upon signing the Oxford Loan Agreement, Omeros borrowed the first tranche of $10 million (“Tranche 1”), approximately $9 million of which Omeros used to repay all outstanding amounts, including a 1% prepayment fee, due under its Loan and Security Agreement dated September 12, 2008 with BlueCrest Venture Finance Master Fund Limited (“BlueCrest”). Upon payment of the approximately $9 million to BlueCrest, all of Omeros’ liabilities to BlueCrest under their loan agreement were paid in full, and all commitments of BlueCrest under the loan agreement were terminated.

Under the terms of the Oxford Loan Agreement, at any time before March 31, 2011 Omeros may, at its sole option, borrow from Oxford the second tranche of $10 million (“Tranche 2”), subject to Omeros’ satisfaction of specified conditions precedent described in the Oxford Loan Agreement. Omeros may use the proceeds remaining from Tranche 1 and, if borrowed, Tranche 2, for working capital and to fund its general business requirements. Interest on Tranche 1 accrues at an annual fixed rate of 8.55% and, if borrowed, interest on Tranche 2 will accrue at an annual fixed rate equal to the 3-month LIBOR rate in effect immediately prior to the funding of Tranche 2 plus 8.25%. Payments due under Tranche 1 and, if borrowed, Tranche 2, are interest only, payable monthly, in arrears, through October 31, 2011. Beginning November 1, 2011, 36 payments of principal and interest are payable monthly, in arrears. All unpaid principal and accrued and unpaid interest are due and payable on October 21, 2014 (the “Maturity Date”).

        Omeros made a one-time facility fee payment to Oxford of $50,000 for Tranche 1 and, if it borrows Tranche 2, Omeros will be required to make a second facility fee payment of $50,000. Upon the last payment date of the amounts borrowed under the Oxford Loan Agreement, whether on the Maturity Date, on the date of any prepayment or on the date of acceleration in the event of a default, Omeros will be required to pay Oxford a final payment fee equal to 5% of Tranche 1 ($500,000) and, if borrowed, 5% of Tranche 2, provided that the percentage for Tranche 2 will decrease by 0.20% for each month that lapses between the date of the Oxford Loan Agreement and the funding date for Tranche 2. Omeros may prepay all, but not less than all, of the outstanding principal and accrued and unpaid interest under the Oxford Loan Agreement at any time upon prior notice to Oxford and the payment of a fee equal to 1% of the then-outstanding principal amount. As security for its obligations under the Oxford Loan Agreement, Omeros granted Oxford a security interest in substantially all of its assets, excluding intellectual property.

The Oxford Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict Omeros’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, repurchase stock, in each case subject to customary exceptions for a credit facility of this size and type. The Oxford Loan Agreement contains no cash covenant.

The Oxford Loan Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, material adverse change default (as defined in the Oxford Loan Agreement), cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Oxford Loan Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Oxford Loan Agreement at a per annum rate equal to 5% above the otherwise applicable interest rate.

The foregoing description of the Oxford Loan Agreement is only a summary of its material terms and does not purport to be complete. A copy of the Oxford Loan Agreement and the Secured Promissory Note representing Tranche 1 are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Oxford Loan Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Vulcan Agreement, on October 21, 2010, Omeros issued to Vulcan three warrants to purchase Omeros common stock in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 promulgated thereunder. Each of the warrants is exercisable at any time, and from time to time, until the fifth anniversary of the original date of issuance for 133,333 shares of Omeros Common stock. The exercise price per underlying share of the first, second and third warrant is $20.00, $30.00 and $40.00, respectively, and is subject to customary adjustments for stock splits, stock dividends and the like. The warrants also provide that they may be exercised on a “cashless” basis through the surrender at the time of exercise of a number of shares that would otherwise be issuable equal to the fair market value of Omeros common stock at the time of exercise.

The form of warrant is attached hereto as Exhibit 10.3 and is incorporated in this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement between the registrant and Oxford Finance Corporation dated October 21, 2010

10.2	Secured Promissory Note issued by the registrant to Oxford Finance Corporation dated October 21, 2010

10.3	Form of Common Stock Warrant issued by the registrant to Cougar Investment Holdings LLC

99.1	Press release, dated October 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/S/ GREGORY A. DEMOPULOS
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: October 25, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement between the registrant and Oxford Finance Corporation dated October 21, 2010

10.2	Secured Promissory Note issued by the registrant to Oxford Finance Corporation dated October 21, 2010

10.3	Form of Common Stock Warrant issued by the registrant to Cougar Investment Holdings LLC

99.1	Press release, dated October 25, 2010